UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2019

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08. Shareholder Director Nominations.

The Board of Directors of Empire Resorts, Inc. (the “Company”) has established May 6, 2019 as the date of the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) and March 13, 2019 as the record date for determining stockholders entitled to notice of, and to vote at, the 2019 Annual Meeting. The 2019 Annual Meeting will be held at Resorts World Catskills. Because the date of the 2019 Annual Meeting has been changed by more than 30 days from the date of the 2018 Annual Meeting of Stockholders, stockholders of the Company who wish to nominate a person for election as a director or propose business to be brought before the 2019 Annual Meeting must ensure that written notice of such nomination or proposed business, as the case may be, is received by the Company’s Secretary at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701 on or before the close of business on February 5, 2019, which the Company has determined to be a reasonable time before it expects to begin to print and sent its proxy materials. Any such nomination must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) in order to be eligible for inclusion in the proxy materials for the 2019 Annual Meeting including submission of notice of the nomination by Schedule 14N required pursuant to SEC Rule § 240.14a-18, promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The February 5, 2019 deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) promulgated under the Exchange Act. Also, if the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company’s proxies may exercise discretionary voting authority under proxies that the Company’s Board of Directors solicits to vote in accordance with their best judgment on any such stockholder proposal or nomination. The Company encourages stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Item 8.01. Other Events.

Montreign Operating Company, LLC, doing business as Resorts World Catskills (“Montreign Operating”), is a wholly-owned subsidiary of the Company and the owner and operator of Resorts World Catskills (the “Casino”) and the entertainment village (the “Entertainment Project”) located as the site of a destination resort in Sullivan County, New York. On January 1, 2019, Montreign Operating provided notice to its lenders pursuant to the terms of the Building Loan Disbursement Agreement among Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”) as the Disbursement Agent, Administrative Agent and Collateral Agent, Montreign Operating and Empire Resorts Real Estate II, LLC, dated as of January 24, 2017 (the “Building Loan Disbursement Agreement”), of the substantial completion of the Casino and the Entertainment Project in accordance with the requirements of the Building Loan Disbursement Agreement and the Building Term Loan Agreement among Montreign Operating, the lenders part thereto and Credit Suisse, dated as of January 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2019

EMPIRE RESORTS, INC.

By:	/s/ Ryan Eller
Name: Ryan Eller
Title: President and Chief Executive Officer